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                                  SCHEDULE 13D

CUSIP No. 23785M 10 5                            Page ___6___ of ____6____ Pages
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                                   EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Data Return Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth opposite his or her name.


                                    /s/ Nathan Landow
Date:  August 9, 2000               -------------------------------
                                    Nathan Landow

Date:  August 9, 2000               NATHAN LANDOW FAMILY LIMITED
                                    PARTNERSHIP

                                    By:  Nathan Investments, Inc.,
                                         Its general partner


                                    By: /s/ Nathan Landow
                                       ----------------------------
                                       Nathan Landow, President